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Exhibit 21.1

SUBSIDIARIES OF EVERGREEN ENERGY INC.

KFx Technology, LLC*—a Delaware limited liability company

Evergreen Operations, LLC*—a Delaware limited liability company.

Landrica Development Company—a South Dakota company 100% owned by Evergreen Operations, LLC

Buckeye Industrial Mining Co.—an Ohio company 100% owned by Evergreen Operations, LLC

KFx Plant, LLC—a Wyoming limited liability company 100% owned by Evergreen Operations, LLC

KFx Operations, LLC—a Wyoming limited liability company 100% owned by Evergreen Operations, LLC

Evergreen Energy International, LLC*—a Delaware limited liability company.

Evergreen Energy Asia Pacific Corp—a Delaware company 96% owned by Evergreen Energy International, LLC

Evergreen Energy Asia Corporation—a Japanese company 100% owned by Evergreen Energy Inc.

C-Lock Technology, Inc.—a Delaware company 78% owned by Evergreen Energy Inc.

*
100% owned by Evergreen Energy

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SUBSIDIARIES OF EVERGREEN ENERGY INC.